CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Intacta Technologies Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 2, 1999, relating to the consolidated in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP
San Jose, California
February 9, 2000